UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2015

ROCK CREEK PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-15324 (Commission File Number)	52-1402131 (IRS Employer Identification No.)

2040 Whitfield Avenue, Suite 300

Sarasota, Florida 34243

(Address of principal executive offices, including zip code)

844-727-0727

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2015, Benjamin M. Dent resigned as Chief Financial Officer, Vice President of Operations, Secretary and Treasurer of Rock Creek Pharmaceuticals, Inc. (the “Company”) in order to pursue other interests. The Company’s Board of Directors has appointed William L. McMahon to replace Mr. Dent on an interim basis. Mr. McMahon will serve as the Interim Chief Financial Officer and Treasurer of the Company until the Company appoints a permanent Chief Financial Officer and Treasurer. Mr. McMahon first joined the Company in July 2015, as a financial consultant. As Interim Chief Financial Officer and Treasurer, he will continue to serve the Company as an independent contractor on an at-will basis. Also effective August 14, Theodore Jenkins has been appointed Secretary of the Company to replace Mr. Dent in that role.

Prior to be engaged by the Company in July 2015, Mr. McMahon, age 62, served at the Chief Financial Officer for Neptune Minerals, Inc., a company engaged in deep ocean minerals exploration and resource development. Mr. McMahon joined Neptune Minerals in January 2012 after serving as an interim CFO while as a partner in Tatum LLC, a firm specializing in interim CFO positions, and continues to serve as Neptune’s Chief Financial Officer on a part-time basis. Prior to Neptune, from January 2011 to January 2012 Mr. McMahon served as a Partner of Tatum LLC, where he was responsible for interim CFO positions for clients of Tatum. From January 2010 to January 2011, Mr. McMahon as an independent contractor providing financial management consulting services to privately held manufacturing clients. During the course of his career, Mr. McMahon has participated in raising equity and debt capital, working with senior lenders and private equity partners. During his 35 plus year career, Mr. McMahon has also served as Chief Financial Officer, Controller and Treasurer for various small to medium size public and private companies. Mr. McMahon has a diverse industry background working in manufacturing, distribution, transportation and logistics, retail and hospitality as well as defense, high tech and wireless communication. Mr. McMahon holds a Bachelor of Science in Accounting degree from DePaul University in Chicago, Illinois.

There is no arrangement or understanding between Mr. McMahon and any other person pursuant to which Mr. McMahon was selected as an officer of the Company, and there are no transactions in which Mr. McMahon has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In consideration of serving as Interim Chief Financial Officer and Treasurer, Mr. McMahon will continue to be paid his consulting fee of $50 per hour, and it is expected that he will provide consulting services to the Company for an average of 50 hours per week, but such amount may vary depending on the Company’s needs. Mr. McMahon was paid $14,500 for the six (6) weeks he was engaged as a financial consultant to the Company prior to being named Interim Chief Financial Officer and Treasurer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK CREEK PHARMACEUTICALS, INC.

By:	/s/ Michael J. Mullan
Michael J. Mullan Chairman of the Board and Chief Executive Officer

Date: August 20, 2015